As filed with the
     Securities and Exchange Commission on November 9, 1994

                                         Registration No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                        _____________

                          FORM S-8
                   Registration Statement
                           Under
                 The Securities Act of 1933

                  JACOR COMMUNICATIONS,INC.
     (Exact name of registrant as specified in its charter)

              Ohio                           31-0978313
    (State or other jurisdiction of      (I.R.S. Employee
    incorporation or organization)      Identification No.)

                        1300 PNC Center
                      201 E. Fifth Street
                    Cincinnati, Ohio  45202
              (Address of Principal Executive Offices
                        including Zip Code)

   JACOR COMMUNICATIONS, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                      (Full title of the plan)

                                      Copy To:
      R. Christopher Weber            Richard G. Schmalzl, Esq.
      Jacor Communications, Inc.      Graydon, Head & Ritchey
      1300 PNC Center                 1900 Fifth Third Center
      201 E. Fifth Street             511 Walnut Street
      Cincinnati, Ohio  45202         Cincinnati, Ohio 45202
      (513) 621-1300                  (513) 621-6464
     (Name, address and telephone number of agent for service)

                   CALCULATION OF REGISTRATION FEE
                            Proposed     Proposed
 Title of                   maximum      maximum
 Securities     Amount      offering     aggregate     Amount of
   to be        to be        price       offering    registration
 Registered   registered    per share      price          fee

 Common Stock  200,000       $13.75    $2,750,000.00   $948.28(1)
 no par value   shares

(1) Calculated in accordance with Rule 457(c) based upon the average of the high and low prices of Jacor Communications, Inc. common stock in the Nasdaq National Market as of November 2, 1994.

          Jacor Communications, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register shares of its common stock, no par value, relating to the Registrant's 1995 Employee Stock Purchase Plan (the "Plan").

Part I    Information Required in the Section 10(a) Prospectus.

          The information required in Part I of this Registration
Statement is not being filed with the Commission in accordance with the instructions to Form S-8.

Item 1.   Plan Information.

          The Registrant shall deliver to each participant in the Plan, the information required by this Item 1.


Item 2.   Registrant Information and Employee Plan Award
          Information.

          The Registrant shall provide to each participant in the Plan a written statement advising them of the availability without charge to each such participant, upon written or oral request, of the documents incorporated by reference in the Section 10(a) Prospectus (not including Exhibits to the documents that are incorporated by reference into the Registration Statement). Requests for such information shall be made to the Registrant's Senior Vice President and Chief Financial Officer, 1300 PNC Center, 201 E. Fifth Street, Cincinnati, Ohio 45202, telephone (513) 621-1300.

Part II   Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

          The documents listed below are incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents; provided, however, that any information set forth in any proxy statement of the Registrant pursuant to Items 402(i), (k) and/or (l) of Regulation S-K is specifically not incorporated by reference herein.


          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Exchange Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed, or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's documents referred to in the above paragraph.

          (c) The description of the Registrant's common stock contained in a registration statement filed under the Securities
Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 1701.13 of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding he had reasonable cause to believe that his conduct was unlawful. Section 1701.13 further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court of common pleas or such other court shall deem proper. In addition, Section 1701.13 of the Ohio Revised Code requires a corporation to pay any expenses, including attorneys' fees, of a director in defending an action, suit or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit or proceeding. The indemnification provided by Section 1701.13 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles or regulations of the Registrant.

          Section 1 of Article VI of the Registrant's Amended and Restated Code of Regulations (the "Code of Regulations") generally provides that each of the Registrant's directors, officers and employees is entitled to be indemnified from personal liability to the fullest extent permitted by Ohio law. Section 1701.13 of the Ohio Revised Code permits a corporation to indemnify its officers, directors and employees (other than in certain cases involving bad faith, negligence or misconduct) from and against any all claims and liabilities to which he may be or become subject by reason of his position, or acts or omissions in such position, including reasonable costs of defense and settlements (except in connection with shareholder derivative suits, where indemnification is limited to the costs of defense). Ohio law also permits corporations to provide broader indemnification than that provided by statute. Pursuant to authority contained in its Code of Regulations, the Registrant maintains in force a standard directors' and officers' liability insurance policy providing coverage of $10,000,000 against liability incurred by any director or officer in his capacity as such.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

                         INDEX TO EXHIBITS

Exhibit              Description of Exhibit                Page

 4.01     Jacor Communications, Inc. 1995 Employee
          Stock Purchase Plan                                8
 5.01     Opinion of Graydon, Head & Ritchey                16
23.01     Consent of Independent Accountants                17

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that the above paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 30th day of October, 1994.

                            JACOR COMMUNICATIONS, INC.

                            By: /s/ R. CHRISTOPHER WEBER
                                R. Christopher Weber, Senior
                                Vice President and Chief
                                Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

October 30, 1994            /s/ RANDY MICHAELS
                            Randy Michaels, President, Co-Chief
                            Operating Officer and Director

October 30, 1994            /s/ R. CHRISTOPHER WEBER
                            R. Christopher Weber, Senior Vice
                            President and Chief Financial Officer

October 30, 1994            /s/ ROBERT L. LAWRENCE
                            Robert L. Lawrence, Co-Chief
                            Operating Officer and Director

October 30, 1994            /s/ DAVID M. SCHULTE
                            David M. Schulte, Chairman
                            and Director

October 30, 1994            /s/ JOHN W. ALEXANDER
                            John W. Alexander, Director

October 30, 1994
                            Rod F. Dammeyer, Director

October 30, 1994            /s/ F. PHILIP HANDY
                            F. Philip Handy, Director

October 30, 1994            /s/ MARC LASRY
                            Marc Lasry, Director

October 30, 1994            /s/ SHELI Z. ROSENBERG
                            Sheli Z. Rosenberg, Director

October 30, 1994            /s/ SAMUEL ZELL
                            Samuel Zell, Director

                            EXHIBIT 4.01






                      JACOR COMMUNICATIONS, INC.


                  1995 EMPLOYEE STOCK PURCHASE PLAN

                  (Effective Date: January 1, 1995)

                   JACOR COMMUNICATIONS, INC.
               1995 EMPLOYEE STOCK PURCHASE PLAN

          1. Purpose of the Plan. This 1995 Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Jacor Communications, Inc., an Ohio corporation (the "Company") and its Subsidiaries, so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.  Definitions.

          2.1 "Agent" shall mean the stock transfer agent for the Common Stock.

          2.2 "Base Pay" means regular straight time earnings or draw, but excludes compensation for overtime, commissions, bonuses, amounts paid as reimbursement of expenses and other additional compensation; provided, however Base Pay for account executives means sales commissions for the most recent calendar year.

          2.3 "Common Stock" means the Company's Common Stock, no par value.

          2.4 "Fair Market Value" means the closing price for the Common Stock on a national stock exchange or, if the stock is not traded on an exchange, the last sale price for the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System.

          2.5 "Investment Account" shall mean the separate account for each participating employee reflecting the number of shares of Common Stock purchased under the terms of the Plan that have not been withdrawn by the employee.

          2.6 "Offering Date" means the commencement date of the offering if such date is a regular business day or the first business day following such commencement date. A different date may be set by resolution of the Board of Directors of the Company (the "Board").

          2.7 "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.8 "Payroll Deduction Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's Payroll Deduction Account shall remain the property of the respective employee at all times during each offering.

          2.9  "Plan Year" means the calendar year.

          2.10 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          3. Employees Eligible to Participate. All employees of the Company and its Subsidiaries as may be designated for such purpose from time to time by the Plan Administrator shall be eligible to participate in the Plan, provided each of such employees:

          (a) is employed on the first day of each applicable Plan Year and has timely completed an Enrollment Agreement described in
Section 8 for that Plan Year; and

          (b) does not own, immediately after the right to purchase Shares under the Plan is granted, stock possessing Five Percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining stock ownership for purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

          4. Offerings. The first offering under this Plan shall commence on January 1, 1995 and terminate on December 31, 1995. Thereafter, offerings shall commence on January 1 and terminate on December 31 of the following year until the Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan.

          5. Price. The purchase price per share shall be the lesser of (1) 85% of the Fair Market Value of the Common Stock on the Offering Date; or (2) 85% of the Fair Market Value of the Common Stock on the last business day of the offering.

          6. Stock Subject to the Plan. The stock subject to the options shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 200,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

          7.   Changes in Capital Structure.

          7.1  In the event that the outstanding shares of Common
Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board in the number or kind of shares as to which an option granted under this Plan shall be exercisable, to the end that the participant's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive.

          7.2 If the Company is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, each outstanding option shall be assumed by the surviving or resulting corporation and each option shall continue in full force and effect, and shall apply to the same number and class of securities of the surviving corporation as a holder of the number of shares of Common Stock subject to the option would be entitled under the terms of the reorganization, merger, consolidation or recapitalization.

          8. Participation. An eligible employee may become a participant by completing, signing and filing an enrollment agreement ("Enrollment Agreement") and any other necessary papers with the Company at least ten days prior to the commencement of the particular offering in which he or she wishes to participate. Payroll deductions for a participant shall commence on the Offering Date and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Section 14. Participation in one offering under the Plan shall neither limit, or require, participation in any other offering.

          9.   Payroll Deductions.

          9.1 At the time a participant files his or her Enrollment Agreement, he or she shall elect to have deductions made from his or her pay at such regular intervals as may be determined by the Committee during the time he or she is a participant in an offering at not less than $10 or more than 10% of his or her Base Pay.

          9.2 All payroll deductions made for a participant shall be credited to his or her Payroll Deduction Account under the Plan. A participant may not make any separate cash payment into such Payroll Deduction Account nor may payment for shares be made other than by payroll deduction.

          9.3 A participant may discontinue his or her payroll deductions or participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, except as provided in Section 14, a participant may not alter the rate of his or her payroll deductions for that offering.

          10.  Granting of Option.

          10.1 On the Offering Date, this Plan shall be deemed to have granted to the participant an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his or her Payroll Deduction Account during his or her participation in that offering; provided that the maximum number of shares that a participant may purchase under an offering shall be the participants Base Pay on the Offering Date divided by the Fair Market Value of the Common Stock on that Offering Date.

          10.2 Notwithstanding the foregoing, no employee shall be granted an option which permits his or her rights to purchase Common

Stock under the Plan and any similar employee stock purchase plans of the Company and, if applicable, a Subsidiary and, if applicable, a Parent to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year which such option is outstanding at any time. The purposes of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code.

          10.3 If the total number of shares for which options are to be granted on any date in accordance with Paragraph 10.1 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

          11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock (subject to the limitations under Section 10) reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the purchase price. All such shares purchased shall be credited to the participants Investment Account. The Agent shall hold in its name or in the name of its nominee all certificates for shares purchased until shares are withdrawn by the Participant under Section 13.

          12.  Employee's Rights as a Stockholder.

          12.1 No participating employee shall have any right as a stockholder with respect to any shares under the Plan until the shares have been purchased in accordance with Section 11 above and the stock certificate has actually been issued.

          12.2 All cash dividends paid with respect to shares of Common Stock in a participant's Investment Account shall, unless otherwise directed by the Committee, be used to purchase additional shares of Common Stock on the next date shares are purchased pursuant to Section 11, subject to the limitations in Section 10. Such shares shall be added to the participant's Investment Account.

          12.3 Each participant shall be entitled to direct the Agent as to the voting of any shares of Common Stock held in the participant's Investment Account.

          13.  Withdrawal from Investment Account.

          13.1 A participant shall have the right to withdraw a certificate for all or a portion of the Common Stock credited to his or her Investment Account by giving notice to the Company; provided such requests may not be made more frequently than once per calendar quarter.

          13.2 Each certificate withdrawn by a participant may be registered only in the name of the participant, or if the participant so directs, in the names of the participant and one other person, as joint tenants with right of survivorship, tenants in common, or as community property, to the extent and in the manner permitted by applicable law.

          14.  Withdrawal from Payroll Deduction Account.

          14.1 An employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each offering by delivering a withdrawal notice ("Withdrawal Notice") to the Company, in which event the Company will refund the entire balance of his or her Payroll Deduction Account as soon as practicable thereafter.

          14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with
Section 8. His or her re-entry into the Plan cannot, however, become effective before the beginning of the next offering following his or her withdrawal.

          14.3 An employee may elect to discontinue his or her payroll deductions during the course of a particular offering, at any time prior to the last business day preceding the final pay day during such offering by delivering an election to discontinue deductions to the Company, and such election shall not constitute a withdrawal for the purposes of this Section 14. In the event that an employee elects to discontinue his or her payroll deductions pursuant to this Paragraph 14.3, the employee shall remain a participant in such offering and shall be entitled to purchase from the Company such number of full shares of Common Stock as set forth in and in accordance with Section 11 of the Plan.

          15. Carryover of Payroll Deduction Account. The Company shall carryover the balance of a participant's Payroll Deduction Account to the next offering unless the participant does not enroll in the next offering, in which event the balance of the participant's Payroll Deduction Account shall be refunded to the participant. Upon termination of the Plan, the balance of each participant's Payroll Deduction Account shall be returned to the participant.

          16. Interest. No interest will be paid or allowed on any money in the Payroll Deduction Accounts of participating employees.

          17. Rights Not Transferable. No participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Payroll Deduction Account, Common Stock credited to his or her Investment Account, or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw in accordance with Sections 13 or 14, whichever is applicable.

          18. Termination of Employee's Rights. An employee's rights under the Plan will terminate when he or she ceases to be an employee because of resignation, layoff, or discharge. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used will be refunded.

          If an employee's employment shall be terminated by reason of retirement, death, or disability prior to the end of the current offering, he or she (or his or her designated beneficiary, in the event of his or her death, or if none, his or her legal representative) shall have the right, within 90 days thereafter, to elect to have the balance of his or her Payroll Deduction Account either paid to him or her in cash or applied at the end of the current offering toward the purchase of Common Stock.

          19. Administration of the Plan. The Plan shall be administered by the Board, if each director is a "disinterested person" (as defined below). If all directors are not "disinterested persons," the Plan shall be administered by a committee consisting of two or more members of the Board, each of whom shall be a "disinterested person," which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have such of the powers and authority vested in the Board hereunder as the Board may delegate to it (including the power and authority to interpret any provision of this Plan or of any option). The members of such Committee shall serve at the discretion of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The board and/or the Committee, if one has been established by the Board, shall be referred to in this Plan as the "Plan Administrator." "Disinterested person" shall be defined by reference to the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"). The Human Resources Committee shall be the Plan Administrator until a different Plan administrator is established by the Board.

          Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) designate from time to time the Subsidiaries whose employees will be eligible to participate in the Plan; (b) construe and interpret this Plan; (c) define the terms used in this Plan; (d) prescribe, amend and rescind rules and regulations relating to this Plan; (e) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (f) determine all other terms and conditions of options; and (g) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

          20. Termination and Amendments to Plan. The Plan may be terminated at any time by the Board. The Plan will terminate in any case on the date on which all or substantially all of the unissued shares of Common Stock reserved for the purpose of the Plan have been purchased. Upon termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded.

          The Board also reserves the right to amend the Plan from time to time in any respects, provided, however, that no amendment shall be effective without prior approval of the stockholders (a) which would, except as provided in Section 6 and 7, increase the aggregate number of shares of Common Stock to be issued under the Plan, (b) which would, except as provided in Section 3, change the class of employees eligible to receive options under the Plan or (c) if such amendment requires stockholder approval for any other reason in order for the Plan to be eligible or continue to qualify for the benefits conferred by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements.

          21. Effective Date. The Plan shall become effective on January 1, 1995 provided that it has been adopted by the Board and provided further that within 12 months after the date the Plan is adopted by the Board, the Plan is approved and adopted by the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon. If the Plan shall not be subsequently approved and adopted by the shareholders of the Company as specified herein, the Plan shall be null and void and all funds in any Payroll Deduction Account shall be returned to the Participants.

                         EXHIBIT 5.1


                       November 9, 1994


Jacor Communications, Inc.
1300 PNC Center
201 E. Fifth Street
Cincinnati, 45202

          Re: Sale of 200,000 Shares of Common Stock of Jacor Communications, Inc. Pursuant to the Company's Form S-8 Registration Statement Filed with the Securities and Exchange Commission on November 9, 1994

Dear Gentlemen:

          We have acted as counsel to Jacor Communications, Inc. (the "Company"), an Ohio corporation, in connection with the registration of 200,000 shares of Common Stock of the Company, all of which may be issued and sold under the Company's 1995 Employee Stock Purchase Plan, as set forth in the S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on November 9, 1994.

          As counsel for the Company, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Company's Articles of Incorporation, Code of Regulations and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

          On the basis of the foregoing, we are of the opinion that the 200,000 shares of Common Stock being offered for sale by the Company are currently validly authorized and, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                              Sincerely yours,

                              GRAYDON, HEAD & RITCHEY

                              By: /s/ RICHARD G. SCHMALZL, ESQ.
                                  Richard G. Schmalzl, Esq.

                           EXHIBIT 23.01




                  CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 7, 1994 on our audits of the consolidated financial statements and financial statement schedules of Jacor Communications, Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which reports are included in the 1993 Annual Report on Form 10-K of Jacor Communications, Inc.





COOPERS & LYBRAND
Cincinnati, Ohio
November 8, 1994